EXHIBIT 99

Press Release                                              FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                      Contact: Joseph E. Timmons
                                                      Phone Number: 765/362-2400



                             UNION COMMUNITY BANCORP

                       ANNOUNCES STOCK REPURCHASE PROGRAM

     (Crawfordsville, Indiana - January 28, 2000) Union Community Bancorp (the "Corporation") announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 10% of the Corporation's outstanding shares of common stock, without par value ("Common Stock"), or 260,070 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin as early as February 3, 2000, since the required regulatory clearance has been received.

     According to Joseph E. Timmons, President of the Corporation, the Board believes that the Corporation's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential for growth in earnings per share of the Corporation's remaining outstanding shares.

     The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, anticipated market prices and prices actually paid by the Corporation for its shares pursuant to the stock repurchase program announced herein. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Corporation does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

     Union Community Bancorp (NASDAQ NMS Symbol "UCBC"), an Indiana corporation, is the holding company for Union Federal Savings and Loan Association, a federal savings association, located in Crawfordsville, Indiana.